STANDSTILL AND VOTING AGREEMENT

This Standstill and Voting Agreement (this “Agreement”), effective as of March 19, 2023, is entered into by and among Daktronics, Inc., a South Dakota corporation (the “Company”), on the one hand; and Alta Fox Capital Management, LLC (the “Investor”) and Connor Haley (each, with its or his respective Affiliates and Associates, an “Investor Party,” and collectively, the “Investor Parties”), on the other hand. Unless otherwise defined herein, capitalized terms shall have the meanings given to them in Section 12 herein.
In consideration of the promises, representations and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Voting Commitment. From the date hereof until the “Termination Date” (as defined below) (the “Standstill Period”), each of the Investor Parties agrees that it will appear in person or by proxy at each annual or special meeting of shareholders of the Company (including any adjournments or postponements thereof and any meetings which may be called in lieu thereof), whether such meeting is held at a physical location or virtually by means of remote communications, and will vote (or execute a consent with respect to) all Common Stock beneficially owned by it in accordance with the recommendations of the Company’s Board of Directors (the “Board”) with respect to (a) the election, removal or replacement of any director, (b) the ratification of the appointment of the Company’s independent registered public accounting firm, (c) the Company’s “say-on-pay” proposal and (d) any other proposal to be submitted to the shareholders of the Company by either the Company or any shareholder of the Company; provided, however, that if Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. LLC (“GL”) recommend otherwise with respect to any proposals (other than as related to the election, removal or replacement of any director), the Investor shall be permitted to vote in accordance with ISS’s and GL’s recommendation; provided, further, however, that the Investor shall be permitted to vote in its sole discretion on any proposal of the Company in respect of any Extraordinary Transaction.
2.Mutual Non-Disparagement.

a.Until the Termination Date, each Investor Party agrees that neither it nor any of its Affiliates or Associates shall make any public statement that constitutes an ad hominem attack on, or otherwise disparages, defames or damages the reputation or good name of the Company or its Affiliates or Associates or is otherwise critical, negative towards or derogatory of the Company or its Affiliates or Associates.
b.Until the Termination Date, neither the Company nor its Affiliates or Associates shall make any public statement that constitutes an ad hominem attack on, or otherwise disparages, defames or damages the reputation or good name of the Investor or its Affiliates or Associates or is otherwise critical, negative towards or derogatory of the Investor or its Affiliates or Associates.

c.Notwithstanding the foregoing, nothing in this Section 2 or elsewhere in this Agreement shall prohibit any Party from making any statement or disclosure required under the federal securities laws or other applicable laws (including to comply with any subpoena or other legal process from any governmental or regulatory authority with competent jurisdiction over the relevant Party hereto) or stock exchange regulations.
d.The limitations set forth in Section 2(a) or (b), as applicable, shall not prevent any Party from responding to any public statement made by the other Party of the nature described in Section 2(a) or (b), as applicable, if such statement by the other Party was made in breach of this Agreement.

3.No Litigation. Prior to the Termination Date, each Party covenants and agrees solely for and on behalf of itself that it shall not, and shall not permit any of its Representatives (solely in the context of their representation of such Party in connection with the subject matter of this Agreement) to, alone or in concert with others, knowingly encourage or pursue, or knowingly assist any other person to threaten, initiate or pursue, any lawsuit, claim or proceeding (including, with respect to the Investor Parties, commencing, encouraging or supporting any derivative action in the name of the Company or any class action against the Company or any of its officers or directors, in each case with the intent of circumventing any terms of this Agreement) before any court or governmental, administrative or regulatory body (collectively, a “Legal Proceeding”) against (a) with respect to the Investor Parties, the Company or any of its Representatives (solely in the context of their representation of the Company in connection with the subject matter of this Agreement), and (b) with respect to the Company, the Investor or any of its Representatives (solely in the context of their representation of the Investor in connection with the subject matter of this Agreement); provided, however, that the foregoing shall not prevent (w) any Party or any of its Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, or on behalf of, such Party or any of its Representatives (solely in the context of their representation of such Party in connection with the subject matter of this Agreement) (x) litigation by any Party to enforce the provisions of this Agreement, (y) counterclaims with respect to any proceeding initiated by a Party in breach of this Agreement and (z) the exercise of statutory appraisal rights; provided, further, that in the event that such Party or any of its Representatives receives such Legal Requirement, such Party shall, unless prohibited by applicable law, give prompt written notice of such Legal Requirement to the other Party.
4.Standstill.
a.During the Standstill Period, each Investor Party agrees that it shall not, and shall cause its Affiliates and Associates not to, directly or indirectly:
i.acquire, offer or seek to acquire, agree to acquire, or acquire rights or options to acquire (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities of the Company generally on a pro rata basis or pursuant to an Extraordinary Transaction), whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any securities of the Company (other than through a broad-based market basket or index or pursuant through the conversion mechanics of the senior second lien secured convertible promissory notes of the Company), any rights decoupled from the underlying securities of the Company, or any derivative securities, contracts or instruments in any way related to the price of shares of Common Stock, or any assets or liabilities of the Company; provided, however, that the Investor Parties, in the aggregate, may, in accordance with the terms of this Agreement and applicable securities laws, acquire shares of Common Stock (including convertible debt securities and Common Stock issued or issuable upon conversion thereof) so long as the Investor Parties beneficially own, in the aggregate, no more than (i) 9.9% of the then outstanding shares of Common Stock (exclusive of convertible debt securities and Common Stock issued or issuable upon conversion thereof) and (ii) 19.9% of the then outstanding shares of Common Stock (inclusive of convertible debt securities and Common Stock issued or issuable upon conversion thereof), in each case, including, without limitation, through the exercise of, or acquisition of, derivative securities;

ii.make any public announcement or proposal with respect to, or publicly offer or propose, (A) any form of business combination or acquisition or other transaction relating to a material amount of assets or securities of the Company or any of its subsidiaries, (B) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its subsidiaries or (C) any form of tender or exchange offer for shares of Common Stock or other Voting Securities, whether or not such transaction involves a Change of Control of the Company; it being understood that the foregoing shall not prohibit an Investor Party or its Affiliates or Associates from (i) acquiring Voting Securities, (ii) selling or tendering its shares of Common Stock, and otherwise receiving consideration, pursuant to any such transaction or (iii) voting on any such transaction in accordance with Section 1;
iii.engage in, or knowingly assist in the engagement in (including, without limitation, engagement by use of or in coordination with a universal proxy card), any solicitation of proxies or written consents to vote any Voting Securities, or conduct, or assist in the conducting of, any type of binding or nonbinding referendum with respect to any Voting Securities, or assist or participate in any other way, directly or indirectly, in any solicitation of proxies (or written consents) with respect to, or from the holders of, any Voting Securities, or otherwise become a “participant” in a “solicitation,” as such terms are defined in Instruction 3 of Item 4 of Schedule 14A and Rule 14a-1 of Regulation 14A, respectively, under the Securities Exchange Act of 1934, as amended, and with the rules and regulations thereunder (the “Exchange Act”), to vote any securities of the Company (including by initiating, encouraging or participating in any “withhold” or similar campaign), in each case other than in a manner that is consistent with the Board’s recommendation on a matter;
iv.advise or knowingly encourage any person with respect to the voting of (or execution of a written consent in respect of) or disposition of any securities of the Company other than in a manner that is consistent with the Board’s recommendation on a matter or in connection with an Extraordinary Transaction;
v.other than in open market sale transactions where the identity of the purchaser is not known, sell, offer or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities held by an Investor Party to any Third Party with a known history of activism or known plans to engage in activism;
vi.take any action in support of or make any proposal or request that constitutes or would result in: (A) advising, replacing or influencing any director or the management of the Company, including, without limitation, any plans or proposals to change the number or term of directors or to fill any vacancies on the Board, (B) any material change in the capitalization, stock repurchase programs and practices or dividend policy of the Company, (C) any other material change in the Company’s management, business or corporate structure, (D) seeking to have the Company waive or make amendments or modifications to the Bylaws or the Charter, or other actions that could reasonably be expected to impede or facilitate the acquisition of control of the Company by any person, (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act (in each case except as otherwise permitted by Section 1 or Section 3 hereof);
vii.communicate with shareholders of the Company or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act (other than in connection with an Extraordinary Transaction);
viii.call or seek to call, or request the call of, alone or in concert with others, any meeting of shareholders, whether or not such a meeting is permitted by the Bylaws, including, without limitation, a “town hall meeting”;
ix.deposit any shares of Common Stock or other Voting Securities in any voting trust or subject any shares of Common Stock or other Voting Securities to any arrangement or agreement with respect to the voting of any shares of Common Stock or Voting Securities (other than customary brokerage accounts, margin accounts, prime brokerage accounts and the like);
x.seek, or knowingly encourage or advise any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek or knowingly encourage or take any other action with respect to the election or removal of any directors;
xi.form, join or in any other way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Security;
xii.demand a copy of the Company’s list of shareholders or its other books and records or make any request pursuant to Rule 14a-7 under the Exchange Act or under any statutory or regulatory provisions of South Dakota providing for shareholder access to books and records (including, without limitation, lists of shareholders) of the Company;
xiii.make any request or submit any proposal to amend or waive the terms of this Section 4 other than through non-public communications with the Company that would not be reasonably likely to trigger public disclosure obligations for any Party; or
xiv.enter into any discussions, negotiations, agreements or understandings with any person with respect to any action an Investor Party is prohibited from taking pursuant to this Section 4, or advise, assist, knowingly encourage or seek to persuade any person to take any action or make any statement with respect to any such action, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing.
b.Notwithstanding anything to the contrary contained in Section 4(a) or elsewhere in this Agreement, the Investor Parties shall not be prohibited or restricted from: (A) communicating privately with members of the Board or officers of the Company regarding any matter in a manner consistent with communications that may be reasonably made by all shareholders of the Company, so long as such communications are not intended to, and would not reasonably be expected to, require any public disclosure of such communications by any Party; (B) taking any action necessary to comply with any law, rule or regulation or any action required by any governmental or regulatory authority or stock exchange that has, or may have, jurisdiction over the Investor Parties; provided, that a breach by such Investor Party of this Agreement is not the cause of the applicable requirement; (C) publicly disclosing how the Investor Parties or any Investor Party intends to vote or act with respect to any securities of the Company in connection with any Extraordinary Transaction submitted for a vote of the Company’s shareholders, or (D) communicating with shareholders of the Company and others in a manner that does not otherwise violate this Agreement.

c.The provisions of Section 4(a) shall also not prevent the Investor Parties from freely voting their shares of Common Stock (except as otherwise provided in Section 1).
d.During the Standstill Period, the Investor Parties shall refrain from taking any actions which could reasonably be expected to have the effect of encouraging or assisting any Third Party to engage in actions which, if taken by the Investor, would violate this Agreement.
e.The Investor Parties and the Company acknowledge that, other than as restricted by the terms in this Agreement or applicable law, each Investor Party shall conduct itself as, and be treated as, any other shareholder of the Company, with similar shareholder rights and access to management and the Board. Each Investor Party shall not have or claim any information rights beyond those afforded to all other shareholders (other than as limited or otherwise restricted by the provisions of Section 4(a)) and acknowledges the Company’s securities disclosure obligations, including, without limitation, the Company’s Regulation FD obligations.
5.Representations and Warranties of the Company. The Company represents and warrants to the Investor Parties that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights and remedies of creditors and subject to general equity principles, and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.
6.Representations and Warranties of the Investor Parties. Each Investor Party represents and warrants to the Company solely for and on behalf of itself that (a) this Agreement has been duly and validly authorized, executed and delivered by such Investor Party, constitutes a valid and binding obligation and agreement of such Investor Party, and is enforceable against such Investor Party in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights and remedies of creditors and subject to general equity principles, (b) the signatory for such Investor Party has the power and authority to execute this Agreement on behalf of itself and the applicable Investor Party associated with that signatory’s name, and to bind such Investor Party to the terms hereof, and (c) the execution, delivery and performance of this Agreement by such Investor Party does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or any material agreement, contract, commitment, understanding or arrangement to which such Investor Party is a party or by which it is bound.

7.No Other Discussions or Arrangements. Each Investor Party represents and warrants that, as of the date hereof, except as publicly disclosed in their respective filings with the Securities and Exchange Commission (the “SEC”) or otherwise specifically disclosed to the Company in writing prior to the execution of this Agreement, (a) none of the Investor Parties owns, of record or beneficially, any Voting Securities or any securities convertible into, or exchangeable or exercisable for, any Voting Securities and (b) none of the Investor Parties have entered into, directly or indirectly, any agreements or understandings with any person (other than their own respective Representatives) with respect to any potential transaction involving the Company or the voting or disposition of any securities of the Company.
8.Term; Termination. The term of this Agreement shall commence on the date hereof and shall remain in effect until the first anniversary of the date hereof (such first anniversary, the “Termination Date”). In the event that the Parties sign and execute definitive financing documents, the Termination Date shall automatically be extended until the day following the conclusion of the Company’s 2024 Annual Meeting of Shareholders (the “Second Standstill Period”). In the event that there is a Board vacancy during the Second Standstill Period, the Board will grant to the Investor an opportunity to discuss with the Board potential Board candidates to fill such vacancy. Notwithstanding the foregoing, the provisions of Section 9 through Section 19 shall survive the termination of this Agreement. Termination of this Agreement shall not relieve any Party from its responsibilities in respect of any willful breach of this Agreement prior to such termination.
9.Governing Law; Jurisdiction. This Agreement and the other binding provisions of the Term Sheet dated as of March 19, 2023 among the Company and the Investor Parties shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Each Party irrevocably (a) agrees that it shall bring any suit, action, or other proceeding in respect of any claim arising out of or related to this Agreement (each, an “Action”) exclusively in the Delaware Court of Chancery and the federal courts of the State of Delaware, (b) waives any jurisdictional defenses (including personal jurisdiction and venue) to any such Action, (c) waives any objection that such courts identified in clause (a) are an inconvenient forum or do not have jurisdiction over any Party and (d) agrees that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 13 of this Agreement. Each Party agrees that a final judgment in any Action brought in the courts identified in clause (a) shall be conclusive and binding upon each of the Parties and may be enforced in any other courts, the jurisdiction of which each of the Parties is or may be subject, by suit upon such judgment.
10.Waiver of Jury Trial.     EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.
11.Specific Performance. Each of the Parties acknowledges and agrees that irreparable injury to the other Parties may occur in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and that such injury may not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that each of the Parties (the “Moving Party”) shall be entitled to seek specific enforcement of, and injunctive or other equitable relief, as a remedy for any such breach or to prevent any violation or threatened violation of, the terms hereof, and the other Parties will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The Parties further agree to waive any requirement for the security or posting of any bond in connection with any such relief. The remedies available pursuant to this Section 11 shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or equity.
12.Certain Definitions. As used in this Agreement:
a.“Affiliate” shall mean any “Affiliate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act, including, for the avoidance of doubt, persons who become Affiliates subsequent to the date hereof; provided, however, that, for purposes of this Agreement, no Investor Party shall be deemed an Affiliate of the Company, and the Company shall not be deemed an Affiliate of any Investor Party;
b.“Associate” shall mean any “Associate” as defined in Rule 12b-2 promulgated by the SEC under the Exchange Act, including, for the avoidance of doubt, persons who become Associates subsequent to the date hereof;
c.“Bylaws” shall mean the Amended and Restated Bylaws of the Company, as amended and restated on January 29, 2023, and as may be further amended, corrected, or amended and restated from time to time;
d.“Charter” shall mean the Amended and Restated Articles of Incorporation of the Company, as amended and restated on November 16, 2018, and as may be further amended, corrected, or amended and restated from time to time;
e.“Change of Control” shall be deemed to have taken place if (i) any person is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the equity interests and voting power of the Company’s then-outstanding equity securities or (ii) the Company enters into a stock-for-stock transaction whereby immediately after the consummation of the transaction the Company’s shareholders retain, directly or indirectly, less than fifty percent (50%) of the equity interests and voting power of the surviving entity’s then-outstanding equity securities;
f.“Common Stock” means the shares of common stock, no par value, of the Company;
g.“Extraordinary Transaction” shall mean any equity tender offer, equity exchange offer, merger, acquisition, joint venture, business combination, financing, recapitalization, reorganization, restructuring, disposition, distribution, or other transaction with a Third Party that, in each case, would result in a Change of Control of the Company, liquidation, dissolution or other extraordinary transaction involving a majority of its equity securities or a majority of its assets (determined on a consolidated basis), or any transaction with a Third Party that is submitted for a vote of the Company’s shareholders (including, for the avoidance of doubt, any PIPE, convertible note, convertible preferred security or similar structure that on a fully diluted basis, would result in an increase of 10% or more of the shares then outstanding prior to the contemplated transaction) or assets;
h.“Parties” means the Company and the collective Investor Parties, and each respectively, a “Party”.
i.“person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization or other entity of any kind, structure or nature;
j.“Representative” shall mean a person’s Affiliates and Associates and its and their respective directors, officers, employees, partners, members, managers,

consultants, legal or other advisors, agents and other representatives; provided, that when used with respect to the Company, “Representative” shall not include any non-executive employees;
k.“Third Party” shall mean any person that is not (A) a Party to this Agreement, (B) a member of the Board, (C) an officer of the Company or (D) an Affiliate of any Party; and
l.“Voting Securities” means the Common Stock and any other securities of the Company entitled to vote in the election of directors.
13.Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of transmission) if sent during normal business hours, and on the next business day if sent after normal business hours; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth in this Section 13 (or to such other address that may be designated by a Party from time to time in accordance with this Section 13).
If to the Company, to its address at:
Daktronics, Inc.
201 Daktronics Drive
Brookings, SD 57006
Attention:    Sheila Anderson
Email:    Sheila.Anderson@daktronics.com
with a copy (which shall not constitute notice) to:
Vinson & Elkins L.L.P.
1114 Avenue of the Americas, 32nd Floor
New York, NY 10103
Attention:    Lawrence S. Elbaum
    Francisco Morales Barron
    Patrick Gadson
Email:    lelbaum@velaw.com
    fmorales@velaw.com
    pgadson@velaw.com
If to an Investor Party, to the address at:
Alta Fox Capital Management, LLC
640 Taylor Street, Suite 2522
Fort Worth, TX 76102
Attention:    Connor Haley
Email:         Connor@altafoxcapital.com
with a copy (which shall not constitute notice) to:
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
Attention:    Andrew Freedman
Email:    afreedman@olshanlaw.com
14.Entire Agreement. This Agreement, together with the other binding provisions of the Term Sheet dated as of March 19, 2023 among the Company and the Investor Parties, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each Party.
15.Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

16.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
17.Assignment. No Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Parties; provided, that each Party may assign any of its rights and delegate any of its obligations hereunder to any person or entity that acquires substantially all of that Party’s assets, whether by stock sale, merger, asset sale or otherwise. Any purported assignment or delegation in violation of this Section 17 shall be null and void. No assignment or delegation shall relieve the assigning or delegating Party of any of its obligations hereunder. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
18.Waivers. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
19.Interpretation. Each of the Parties acknowledges that it has been represented by legal counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with the advice of said counsel. Each of the Parties and its respective legal counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the Parties shall be deemed the work product of all Parties and may not be construed against any Party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any Party that drafted or prepared it is of no application and is expressly waived by each of the Parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation. The headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement. In this Agreement, unless a clear contrary intention appears, (a) the word “including” (in its various forms) means “including, without limitation;” (b) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (c) the word “or” is not exclusive; (d) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated; and (e) whenever the context requires, the masculine gender shall include the feminine and neuter genders.
(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

THE COMPANY:

DAKTRONICS, INC.

By:	/s/ Reece Kurtenbach
Name:	Reece Kurtenbach
Title:	President and Chief Executive Officer

    INVESTOR PARTIES:
    ALTA FOX CAPITAL MANAGEMENT, LLC

By:	/s/ Connor Haley
Name:	Connor Haley
Title:	Founder and Managing Partner

    CONNOR HALEY

        /s/ Connor Haley

(Signature Page to Standstill and Voting Commitment Agreement)